Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P01000045978
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to this Article of
Incorporation:

NEW CORPORATE NAME (if changing):
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(Must  contain  the  word  "corporation,"  "company,"  or  "incorporated" or the abbreviation  "Corp.,"  "Inc.,"  or  "Co.,")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS  ADOPTED-(OTHER  THAN  NAME CHANGE) Indicate Article Number(s) and/or
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Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
                                                          ------------

Article V, as previously amended, is hereby further amended as follows: On May
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2, 2005 (the "Effective Date"), the authorized, issued and outstanding shares of
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the common stock, par value $ 0.00001 per share (the "Old Common Stock"),
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authorized, outstanding or held as treasury shares as of the open of business on
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the Effective Date, shall automatically and without any action on the part of
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the holders of the Old Common Stock be reverse split on a one for 2,000 basis so
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that 2,000 shares of the Old Common Stock shall be converted into and
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reconstituted as one share of Common Stock, par value $0.00001 per share (the
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"New Common Stock"). The total number of shares of stock which the Company is
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authorized to issue following the Split is 1,002,500,000, of which 2,5000,000
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shall be common shares, par value $0.00001 per share and 1,000,000,000 shall be
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preferred shares, par value $0.00001 per share.
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                      (Attach additional pages is necessary

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

In lieu of any fractional shares to which a holder or our common stock would
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otherwise have been entitled as the result of the Split, we will pay cash equal
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to such fraction multiplied by the average of the high and low trading prices of
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our common stock on the OTCBB for the five trading days immediately
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                                  (continued)

THE DATE OF EACH AMENDMENT(S) ADOPTIONS: April 19, 2005
                                         ------------------------

EFFECTIVE DATE IF APPLICABLE: May 2, 2005
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                                  (no more than 90 days
                                after amendment file date)

ADOPTION OF AMENDMENT(S)           (CHECK ONE)
                                   -----------

     [_] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for
          approval  by                                               ."
                       ---------------------------------------------
                                                   (voting group)

     [X] "The amendment (was/were adopted by the board of directors without shareholders action and shareholder action was not required

     [ ] The amendment(s) was/were adopted by the incorporations without shareholders action and shareholder was not required. Signed this 21st day of April, 2005

Signed this 21st day of April, 2005
            ----        -----  ----

               Signature   /s/ Dennis N Lauzon
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                         (By  a  director,  president  or  other  officer  if
                         directors or officers have not been selected, by an incorporator if in the hands of a receiver, trustee or other court appointed fiduciary by that fiduciary)

                                          /s/ Dennis N Lauzon
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                               (Typed or printed name of person signing)

                                             CEO/President
                         -------------------------------------------------------
                                        (Title of person signing)




                                 FILING FEE $35